STOCK PURCHASE AGREEMENT
                                 AMENDMENT NO. 1

      This Amendment (this "Amendment") is entered into as of December 14, 2005, by and among Parallel Technologies, Inc., a Nevada corporation (the "Company"), Dalian Fushi Bimetallic Manufacturing Company, Ltd., a company organized under the laws of the People's Republic of China ("Dalian Fushi"), the persons listed on the signature pages hereto as management of Dalian Fushi ("Management"), Chinamerica Fund, LP, a Texas limited partnership ("CA"), and the other investors listed on the signature pages hereto (CA and the other investors shall be referred to individually as an "Investor" and collectively as the "Investors"). The Investors, Dalian Fushi, Management and the Company are also referred to individually herein as a "Party" and collectively herein as the "Parties."

                             PRELIMINARY STATEMENTS

      A. On December 14, 2005, the Company, Dalian Fushi, Management and the other parties thereto entered into a Stock Purchase Agreement (the "Agreement") pursuant to which the Company will issue and sell to the Investors, and the Investors will subscribe for and acquire from the Company, a substantial equity interest in the Company upon the terms and conditions set forth therein.

      B. In entering into the Agreement, it was contemplated that Enable Growth Partners, L.P. and Enable Opportunity Partners, L.P. (together "Enable") would participate as investors. Enable has not signed the Agreement and will not be an Investor.

      C. Certain other Investors desire to change the amount of equity interests to be received from the Company.

      D. The Investors wish to proceed with an investment in the Company and accept any new Investors. The Investors hereby agree to amend the Agreement.

                                    AGREEMENT

      The Parties, intending to be legally bound, agree as follows:

1.    DEFINITIONS.

      Unless otherwise set forth herein, the capitalized terms used herein shall have the same meanings as set forth in the Agreement.

2.    AMENDMENTS.

      (a) Amendment to Section 2(a). Section 2(a) and Section 2(a)(i) of the Agreement shall be deleted and the following shall be substituted therefor:

            (a) Purchase and Sale of Shares. On the basis of the representations, warranties, covenants and agreements contained herein, and subject to the terms and conditions hereof, the Company agrees to issue and sell to the Investors, and the Investors, severally and not jointly, agree to purchase from the Company for an aggregate purchase price of $11,225,000 (the "Purchase Price") (subject to escrow pursuant to Section 2(d)):

                  (i) at the Closing an aggregate of 201,511.98 shares of Series
            B Convertible Preferred Stock of the Company, par value $.001 per share ("Series B"), having the rights, preferences and other terms set forth on Exhibit A, which Series B is convertible into 3,975,521 shares of common stock of the Company, par value $.006 per share ("Common Stock") upon the occurrence of a contemplated reverse split (or such other amount reflecting no less than 20.15% of the outstanding voting capital stock at the time of conversion);

      (b) Addition of Section 2(e). A new Section 2(e) shall hereby be added to the Agreement to read in its entirety as follows:

                  (e) Additional Investors.  From time to time not later than 10 days following the Closing, the Company may sell additional Shares and/or Warrants to other investors ("Additional Investors"), at the same price per share as the Investors, at one or more additional closings and at such time and place as the Company and the Additional Investors shall agree, with the prior consent of CA but without obtaining the signature, consent or permission of any of the other Investors, Dalian Fushi or Management. Additional Investors may include persons or entities that are already Investors under the Agreement or this Amendment. Additional Investors shall execute an agreement to be bound with the Company, Dalian Fushi and Management in a form acceptable to CA. In the event of any such sale, the Company and CA shall revise Exhibit C accordingly.

      (c) Amendment to Section 3(d). The reference to 785,858.51 shares of Series A outstanding in Section 3(d) shall be changed to 784,575.16 shares.

      (d) Addition of Section 6(o). A new Section 6(o) shall hereby be added to the Agreement to read in its entirety as follows:

                  (o) Series B  Certificate  of  Designations,  Preferences  and
            Rights. The Company shall file an amended Series B Certificate of Designations, Preferences and Rights which changes the "Required Percentage" as defined in Section 4(a) of the Series B Certificate of Designations, Preferences and Rights filed with the Nevada Secretary of State of December 7, 2005 from 21.25% to 20.15%. The Investors hereby consent to such amendment and hereby agree that they shall not take any action, or seek any remedy, under the terms of the Series B Certificate of Designations, Preferences and Rights based on the Required Percentage, as defined therein, being less than 21.25%, but greater than or equal to 20.15%.

      (e) Substitution of Exhibit C. Exhibit C ("Investors") of the Agreement shall be deleted and Exhibit C attached hereto shall be substituted therefor.

      (f) Substitution of Exhibit J. Exhibit J ("Use of Proceeds") of the Agreement shall be deleted and Exhibit J attached hereto shall be substituted therefor.

      (g) Substitution of Exhibit K. Exhibit K ("Funds Flow Statement") of the Agreement shall be deleted and Exhibit K attached hereto shall be substituted therefor.

      (h)  Substitution  of Schedule  3(r)(iv) to Company  Disclosure  Schedule.
Schedule 3(r)(iv) to Company Disclosure Schedule ("Capitalization and Reverse Split") shall be deleted and Schedule 3(r)(iv) attached hereto shall be substituted therefor.

3.    MISCELLANEOUS.

      (a) Amendments. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement, but the Agreement is not otherwise modified or amended except as expressly set forth herein. The parties agree that the Agreement, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.

      (b) Survival of Representations and Warranties. All representations and warranties made in the Agreement shall survive the execution and delivery of this Amendment for the term set forth in the Agreement.

      (c) Headings. The section headings contained in this Amendment are for purposes of convenience only, and shall in no way bear upon the construction or interpretation of this Amendment.

      (d) Entire Agreement. This Amendment, along with the Agreement and any Ancillary Agreements, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that any Investor may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Investor shall no longer remain responsible for the performance of all of its obligations hereunder).

      (f)  Counterparts.   This  Amendment  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      (g) Headings. The section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

      (h) Controlling Law; Venue. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas without regard to choice of law provisions, statutes, regulations or principles of this or any other jurisdiction. Each Party hereby irrevocably submits to the exclusive jurisdiction (including personal jurisdiction) of the state and federal courts of the State of Texas for any action, suit or proceeding arising in connection with this Amendment, and agrees that any such action suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other jurisdiction to venue therein). Process in any Proceeding under this Amendment may be served on any Party anywhere in the world. Notwithstanding the foregoing, nothing in this Amendment shall preclude the Investors the right to commence Proceedings relating to this Amendment in any foreign jurisdiction, including the People's Republic of China.

      (i) Amendments and Waivers. No amendment of any provision of this Amendment shall be valid unless the same shall be in writing and signed by the Company, CA and Investors representing a majority of the outstanding Shares then held by the Investors. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (j) Severability. Any term or provision of this Amendment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Furthermore, in lieu of such invalid or unenforceable provision, there shall be added automatically as part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      (k) Construction. The Parties have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Amendment. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

      (l) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Amendment are incorporated herein by reference and made a part hereof.

      (m) Specific Performance. Each of the Parties acknowledges and agrees that the Investors would be damaged irreparably in the event any of the provisions of this Amendment are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the Investors shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Amendment and to enforce specifically this Amendment and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

      (n) Ratification of Agreement. Each of the Parties hereby acknowledges and ratifies the Agreements, each of its rights and obligations thereunder and its entry into the Agreement. Each of the Parties agrees that it is bound by and shall comply with all of the provisions of the Agreement, as amended hereby.

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                     (Signatures continue on following page)

      The Parties have executed and delivered this Amendment as of the date indicated in the first sentence of this Amendment.

                                        PARALLEL TECHNOLOGIES, INC.

                                        By:
                                            ------------------------------------
                                        Name:  Li Fu
                                        Title: President

                                        DALIAN FUSHI BIMETALLIC MANUFACTURING
                                        COMPANY, LTD.

                                        By:
                                            ------------------------------------
                                        Name:  Li Fu
                                        Title: President

                                        MANAGEMENT OF DALIAN FUSHI BIMETALLIC
                                        MANUFACTURING COMPANY, LTD.


                                        ----------------------------------------
                                        Fu Li


                                        ----------------------------------------
                                        Yang Yue


                                        ----------------------------------------
                                        Yang Xishan


                                        ----------------------------------------
                                        Chunyan Xu


                                        ----------------------------------------
                                        Wenbing Chris Wang

                     (Signatures continue on following page)

                                        THE INVESTORS

                                        CHINAMERICA FUND, LP

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        CHINAMERICA DALIAN FUSHI
                                        ACQUISITION, LLC

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                     (Signatures continue on following page)

                                        BARRON PARTNERS LP

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                     (Signatures continue on following page)

                                        RENAISSANCE US GROWTH INVESTMENT TRUST

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        BFS US SPECIAL OPPORTUNITIES TRUST PLC

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                     (Signatures continue on following page)

                                        LAKE STREET FUND LP

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        FRED L. ASTMAN
                                        WEDBUSH SEC. INC. CUST.
                                        IRA ROLLOVER 10/13/92


                                        ----------------------------------------
                                        Fred L. Astman

                     (Signatures continue on following page)

                                        John Peter Selda

                                        MIDSOUTH INVESTOR FUND LP

                                        By:
                                           -------------------------------------
                                           Lyman O. Heidtke


                                        ----------------------------------------
                                        Lyman O. Heidtke

                     (Signatures continue on following page)

                                        POPE ASSET MANAGEMENT LLC

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT C

                                    Investors

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Percentage
                                                                                                       of
                                                        Shares of                                 Outstanding         Number of
                                                         Series B                                    Voting             Shares
                                                       Convertible          Common Stock            Capital            Issuable
                                        Percentage      Preferred           Issuable upon          Stock Post            upon
                         Purchase         Among           Stock            Conversion Post          Reverse          Exercise of
Names of Investors         Price          Group         Purchased           Reverse Split            Split             Warrant
------------------------------------------------------------------------------------------------------------------------------------
Chinamerica Fund,       $1,700,000        15.14%        30,518.52            602,083.36              3.05%            301,041.67
LP
------------------------------------------------------------------------------------------------------------------------------------
Chinamerica             $1,000,000        8.91%         17,952.07            354,166.68              1.79%            177,083.33
Dalian Fushi
Acquisition, LLC
------------------------------------------------------------------------------------------------------------------------------------
Pope Asset              $3,500,000        31.18%        62,832.25           1,239,583.39             6.28%            619,791.67
Management LLC
------------------------------------------------------------------------------------------------------------------------------------
Renaissance US          $1,000,000        8.91%         17,952.07            354,166.68              1.79%            177,083.33
Growth Investment
Trust
------------------------------------------------------------------------------------------------------------------------------------
BFS US Special
Opportunities
Trust PLC               $1,000,000        8.91%         17,952.07            354,166.68              1.79%            177,083.33
------------------------------------------------------------------------------------------------------------------------------------
John Peter Selda         $100,000         0.89%          1,795.20             35,416.53              0.179%           17,708.33
------------------------------------------------------------------------------------------------------------------------------------
MidSouth Investor
Fund LP                  $500,000         4.45%          8,976.04            177,083.34              0.897%           88,541.67
------------------------------------------------------------------------------------------------------------------------------------
Lyman O. Heidtke         $125,000         1.11%          2,244.01             44,270.86              0.224%           22,135.42
------------------------------------------------------------------------------------------------------------------------------------
Lake Street Fund
LP                      $700,000.00       6.24%         12,566.45            247,916.68              1.26%            123,958.33
------------------------------------------------------------------------------------------------------------------------------------
Fred L. Astman
Wedbush Sec Inc.
Cust IRA Rollover
10/13/92                $350,000.00       3.12%          6,283.22            123,958.34              0.63%            61,979.17
------------------------------------------------------------------------------------------------------------------------------------
Barron Partners LP      $1,250,000        11.14%        22,440.09            442,708.40              2.24%            221,354.17
------------------------------------------------------------------------------------------------------------------------------------
Total                  $11,225,000       100.00%        201,511.99          3,975,520.83             20.15%           1,987,760
-----                  ------------      -------        ----------          ------------             ------           ---------
------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT J

                                 Use of Proceeds

      The following schedule sets forth the use of proceeds of the Purchase Price paid by the Investors. It does not take into account the flow of funds between WOFE and Dalian Fushi necessary to accomplish the restructuring contemplated by the Restructuring Agreements.

Purpose                                                           Amount
-------                                                           ------
Investor Relations                                                $500,000
Executive Search Fees                                             $100,000

Working Capital for Existing Operations                         $4,700,000
to be used for raw material purchases
and to meet expenditures necessary to
fulfill customer orders.

Purchases of New Machinery and                                  $3,000,000
Equipment


Marketing for expansion into new                                $1,000,000
markets and obtaining new customers


Investment Banking Fees                                           $975,000


Professional fees incurred by Dalian                               Approx.
Fushi and by Investors in connection                              $400,000
with the Agreement, Restructuring
Agreements and Ancillary Agreements

Shell purchase price                                              $550,000

Total                                                          $11,225,000

                                    EXHIBIT K

                              Funds Flow Statement

                                 (See attached)

                SCHEDULE 3(r)(iv) TO COMPANY DISCLOSURE SCHEDULE

                                 (See attached)